Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

LICENCE AGREEMENT

between

LONZA SALES AG

and

CONTEXT THERAPEUTICS INC.

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INDEX

CLAUSE     TITLE    PAGE

APPENDIX

1    Patent Rights
2    Vectors
3    GS piggyBac® Materials
4    [***]
5    [***]

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THIS AGREEMENT is made the 3rd day of November 2025
(“Effective Date”)

BETWEEN

LONZA SALES AG incorporated and registered in Switzerland whose registered office is at Muenchensteinerstrasse 38, CH-4002, Basel, Switzerland (hereinafter referred to as "Lonza"), and

CONTEXT THERAPEUTICS INC. incorporated and registered in USA whose registered office is at 2001 Market Street, Suite 3915, Unit 15, Philadelphia, PA 19103 USA (hereinafter referred to as "Licensee")

The Licensee and Lonza shall jointly be referred to as the “Parties” and individually as the “Party”.

WHEREAS

A    Lonza is the proprietor of the System and the TheraPRO® Enhanced Know-How and has the right to grant certain Intellectual Property Rights in relation thereto (all as defined below).

B.    Lonza and Licensee have entered into a Manufacturing Services Agreement on 7 November 2022 (“DMSA”), pursuant to which Lonza has used the System and TheraPRO® Enhanced Know-How to construct the Transfected Cell Line and manufacture Product on behalf of Licensee (such terms as defined below).

C.    The Licensee now wishes to take a licence under Intellectual Property Rights (as defined below) of which Lonza is the proprietor in order to continue using the System and TheraPRO® Enhanced Know-How (together with the Transfected Cell Line) to develop, and commercially exploit the Product on the terms set out in this Agreement.

NOW THEREFORE the Parties hereby agree as follows:
1.    Definitions and Interpretation

1.1    In this Agreement the following words and phrases shall have the following meanings:

“Affiliate” means any company, corporation, limited liability company, partnership or other entity which directly or indirectly controls, is controlled by or is under common control, directly or indirectly, with the relevant Party to this Agreement. "Control" means the ownership of more than fifty percent (50%) of the issued share capital of the entity in question or the legal power to direct or cause the direction of the general management and policies of the entity in question. Such entity shall be deemed an Affiliate only so long as it satisfies the foregoing definition.

“Approved Territory” means [***].

“Biosimilar Product” means a product sold by a Third Party in a Sales Country (as defined in Clause 5.3 that:

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(a)     has received all necessary approvals by the applicable regulatory authorities in such Sales Country to market and sell such product as a pharmaceutical product;

(b)     such Third Party has not obtained the rights to market or sell such product as a licensee, sublicensee or distributor of Licensee (or any of its Affiliates, licensees or sublicensees) with respect to such product; and

(c)     is approved as: (i) a “biosimilar” (in the United States) of the Product, (ii) a “similar biological medicinal product” (in the EU) with respect to which the Product is the “reference medicinal product” or (iii) if not in the US or EU, the equivalent of a “biosimilar” or “similar biological medicinal product” of the Product; in each case for use in such Sales Country pursuant to an expedited regulatory approval process governing approval of generic biologics based on the then-current standards for regulatory approval in such country and where such regulatory approval was based in significant part upon clinical data generated on the Product.

“Cell Line” means Lonza’s CHOK1SV GS-KO®* cell line.

“Confidential Information” means any Know-How and confidential information (in any format and on any media) disclosed by one Party to the other in connection with this Agreement including for the avoidance of doubt the terms of this Agreement itself. In the case of Lonza, Confidential Information shall mean all information relating to the System and/or TheraPRO® Enhanced Know-How and any other materials, specifications or information which is provided and/or disclosed by Lonza, its Affiliates and their respective officers, employees, agents and advisors to the Licensee and its officers, employees, agents and advisors, whether directly or indirectly, including, without limitation, all agreements, research databases, trade secrets, Intellectual Property Rights, business and/or commercial and/or financial data, specifications, technical designs, documents and drawings which are related to the System, the TheraPRO® Enhanced Know-How and/or Lonza’s business.

“Effective Date” means the date first above written.

“First Commercial Sale” means the date of the first sale or other disposal of Product to a Third Party for consideration by or on behalf of Licensee in that particular country following regulatory approval in such country.

“GS piggyBac®” means Lonza’s gene delivery system known as GS piggyBac® for use in the GS piggyBac® Field consisting of the GS piggyBac® Materials and the GS piggyBac® Know-How, whether used individually or in combination with each other. For the avoidance of doubt, any gene or genes proprietary to Licensee inserted into GS piggyBac® do not form part of GS piggyBac®.

“GS piggyBac® Field” means the use of Cell Line and the production and use of Vectors and/or the GS piggyBac® Materials to produce biological molecules for all
*All trade marks (®) are registered in CH, EU or USA

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purposes directly related to the production of human therapeutic products only (not for animal therapeutic products).

“GS piggyBac® Know-How” means Know-How relating directly or indirectly to GS piggyBac® known to Lonza, or its Affiliates, from time to time of which Lonza, or its Affiliates, is the proprietor or in which Lonza, or its Affiliates, has certain rights including for use in the GS piggyBac® Field and which at all times vests in Lonza.

“GS piggyBac® Materials” means those materials referred to in Appendix 3.

“Initiation” means, with respect to any clinical trial, the first date that a human subject is dosed in such clinical trial.

“Intellectual Property Rights” means all rights, title and interests, vested and/or arising out of any industrial or intellectual property, whether protected at common law or under statute, which includes (without limitation) any rights and interests in patents, copyrights, designs, trademarks, service marks, trade-names, technology, business names, logos, commercial symbols, processes, developments, licenses, trade secrets, goodwill, drawings, computer software, formulae, technical information, research data, procedures, Confidential Information and any other knowledge of any nature whatsoever throughout the world whether in existence today or which will come into existence in the future, and including all applications for patents, copyrights, trademarks, trade names, rights to apply and any amendments/modifications or renewals thereto; and all other intellectual property rights.

“Know-How” means any technical and other information, whether patented or unpatented, including, but without prejudice to the generality of the foregoing, ideas, concepts, trade secrets, know-how, inventions, discoveries, data, formulae, specifications, processes, procedures for experiments and tests and other protocols, results of experimentation and testing, fermentation and purification techniques and assay protocols.

“Licensed Know-How” means the System Know-How, GS piggyBac® Know-How and TheraPRO® Enhanced Know-How.

“Net Sales” means all revenues recorded by or on behalf of Licensee or its Sublicensees for Product sold in the Territory (including without limitation where such sales are made by way of an alternative fee arrangement or commission arrangement when and to the extent that such selling entity recognises the applicable revenue under GAAP). The permitted deductions booked on an accrual basis by Licensee and its Sublicensees under their respective accounting standards to calculate the recorded net sales from gross sales are as follows:

(a)    [***];

(b)    [***]; and

(c)    [***].

Such permitted deductions shall not include, without limitation, [***].

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    Subject to the qualification stated below, [***].

    Notwithstanding anything contained in this Agreement to the contrary, [***] shall not be included in this provision.

    If the Product is sold as a combined product that consists of Product together with another therapeutically active ingredient or product (a “Combination”), the Net Sales will be calculated by multiplying the Net Sales of the Combination (as defined using the Net Sales definition above) by the fraction, A/(A+B) where A is the weighted (by sales volume) average sale price of the Product in the relevant country, and B is the weighted average sale price (by sales volume) in that country of the product(s) containing the other component(s) in finished form. Regarding prices comprised in the weighted average price when sold separately referred to above, if these are available for different dosages from the dosages of Product and other components that are included in the Combination, then the Parties shall mutually agree on the appropriate proportional adjustment to such prices in calculating the royalty-bearing Net Sales of the Combination. If the weighted average sale price cannot be determined for the Product or other component(s), the calculation of Net Sales for a Combination will be mutually agreed upon by the Parties based on the relative value contributed by each component, such agreement to be negotiated in good faith without unreasonable delay. If agreement on this basis cannot be reached, then the Parties will refer to the relative pricing of dosages as observed for biosimilar products in the same country. For the avoidance of doubt, in no event will a bioconjugate be deemed to be a Combination for the purposes of this Agreement.

“Patent Rights (Lonza)” means the patents and applications, short particulars of which are set out in Appendix 1A, and all patents and applications thereof of any kind throughout the world whether national or regional including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and including any divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements and extensions of reissue thereof.

“Patent Rights (Third Party)” means the patents and applications, short particulars of which are set out in Appendix 1B, and to the extent granted to Lonza by the owners of the Patent Rights (Third Party), all patents and applications thereof of any kind throughout the world whether national or regional including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and including any divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements and extensions of reissue thereof.

“Pre-Approved Affiliates” shall mean those entities set out in Appendix 4.

“Product” means Licensee’s CT-202, formerly BA3362, a Nectin cell adhesion protein 4 (“Nectin-4”) x CD3 bispecific antibody, in which Licensee has Proprietary Rights and which (or a component of which) is obtained by the expression of any one gene or of any combination of genes by use of the System and/or TheraPRO® Enhanced Know-How, or any formulation containing the same.

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“Promoter Patent” means the patents and applications licensed to Licensee under the Patent Rights (Lonza) solely in respect of [***], as further set out in Appendix 1A, and all patents and applications thereof of any kind throughout the world whether national or regional including but without prejudice to the generality of the foregoing, author certificates, inventor certificates, improvement patents, utility certificates and models and certificates of addition, and including any divisions, renewals, continuations, continuations in part, reissues, patent disclosures, improvements and extensions of reissue thereof.

“Proprietary Rights” means sole or co-ownership, or an exclusive or sole licence, or those rights obtained by Licensee or its Affiliate pursuant to that certain Licence Agreement, as may be amended, with BioAtla, Inc. entered into on 23 September 2024.

“Royalty Term” shall have the meaning ascribed to it in Clause 5.4.

“Royalty Valid Claim” means any Valid Claim other than a Valid Claim of the Promoter Patent.

“Strategic Partner” means a person or entity after the Effective Date: (i) [***]; and (ii) [***]. In no event may any entity whose role in the relationship is [***].

“Sublicensee” means any Strategic Partner or other Third Party to which Licensee grants a sublicence of the rights granted to Licensee pursuant to this Agreement.

“System” means Lonza’s [***] gene expression system known as GS Xceed® consisting of the System Materials, the System Know-How and GS piggyBac® (whether used individually or in combination with each other) and including any part of such system that is embodied within or otherwise used to create the Transfected Cell Line(s). For the avoidance of doubt, any gene in which Licensee has Proprietary Rights inserted into the System for the purposes of producing Product does not form part of the System.

“System Know-How” means Know-How relating directly or indirectly to the System known to Lonza from time to time, of which Lonza is the proprietor (including, without limitation: (i) manuals of operating procedures for the System; (ii) regulatory information supplied in connection with the System; (iii) vector nucleotide sequences; (iv) Know-How concerning the composition of the System; and (v) any such Know-How that is otherwise embodied within one or more component(s) of the System).

“System Materials” means the Cell Line and Vectors.

“Territory” means worldwide.

“TheraPRO® Enhanced Know-How” means the enhanced Know-How specifically relating to Lonza’s media system known as TheraPRO® [***] media system materials and standard know-how, which Licensee acknowledges are made available separate from this Agreement and provided by Lonza BioSciences subject to and in accordance with its terms and conditions.

“Third Party” means any individual or entity other than Lonza and Licensee.

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“Transfected Cell Line(s)” means the Cell Line transfected by or on behalf of Licensee and which expresses Product.

“Valid Claim” means a claim within the Patent Rights (Lonza) or the Patent Rights (Third Party) (including any re-issued and unexpired claims) which, but for the licence and other rights granted pursuant to Clauses 4.1 to 4.4 hereof, would be infringed by the manufacture, use, sale, offer for sale, exportation or importation of Product by Licensee or its Sublicensees and which:

(a)has not been finally cancelled, withdrawn, abandoned or rejected by any administrative agency or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal; and

(b)has not been finally revoked, held invalid or declared unpatentable or unenforceable in a decision of a court or other body of competent jurisdiction that is unappealable or unappealed within the time allowed for appeal.

“Vectors” means Lonza’s [***] vectors set out in Appendix 2.

1.2    The headings of this Agreement are inserted only for convenience and shall not affect the construction hereof.

1.3    Where appropriate words denoting a singular number only shall include the plural and vice versa.

1.4    References to the recitals, clauses and appendices shall be deemed to be a reference to the recitals, clauses and appendices to this Agreement and shall form an integral part of this Agreement.

1.5    References to any statute or statutory provision include a reference to the statute or statutory provision as from time to time amended, extended or re-enacted.

1.6    Reference in this Agreement to Lonza shall, unless repugnant to the subject or context thereof, include its Affiliates, successors and assigns.

2.    Supply of System Know-How, GS piggyBac® Know-How and TheraPRO® Enhanced Know-How

2.1    Unless previously supplied by Lonza under a separate agreement, Lonza shall, if requested by Licensee in writing, supply further System Know-How and/or TheraPRO® Enhanced Know-How as required by Licensee solely for regulatory purposes (and which shall only be supplied directly to the regulatory agency by Lonza). Any such System Know-How and/or TheraPRO® Enhanced Know-How provided hereunder (together with all other applicable components of the System previously received by Licensee) shall be used strictly in accordance with the terms of this Agreement.

2.2    Should any transportation of the System and/or TheraPRO® Enhanced Know-How be arranged by Lonza on behalf of Licensee such transportation shall be made at the sole risk of the Licensee. The Licensee shall indemnify Lonza against all losses,

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expenses, demands, claims, actions, judgments, assessments, damages, liabilities, fines, penalties, costs and fees incurred by Lonza by reason of such transportation, other than such losses directly attributable to Lonza’s negligence or wilful misconduct.

3.    Ownership of Property and Intellectual Property

3.1    Save for any Intellectual Property Rights licensed to Lonza, it is hereby acknowledged and agreed that as between the Parties any and all property and Intellectual Property Rights in the System and the TheraPRO® Enhanced Know-How is vested in Lonza. Similarly it is hereby acknowledged as between the Parties any and all Intellectual Property Rights in the Product and any gene proprietary to Licensee (or any of its licensors or sublicensees) inserted into the System, or used with the System and/or TheraPRO® Enhanced Know-How, for the purpose of producing Product is vested in Licensee (or its applicable licensors and sublicensees) to the extent that this is severable from and does not utilise, disclose, infringe or reveal any Intellectual Property Rights of Lonza.

4.    Licences

Commercial Activities Licence

4.1    Lonza hereby grants to Licensee on the Effective Date:

4.1.1    a worldwide non-exclusive licence under the System, TheraPRO® Enhanced Know-How, and the Patent Rights (Lonza) (with the right to sublicence, subject to Clause 4.2 below); and

4.1.2     a worldwide non-exclusive sublicence under the Patent Rights (Third Party) (with the right to sublicense, subject to Clause 4.2 below),

in each case Clause 4.1.1 and Clause 4.1.2 to [***], market, sell, offer for sale, distribute, import and export Product in the Territory ("Commercial Activities").

4.2    Subject to the provisions of this Clause 4.2 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to the rights (excluding the right to grant additional tiers of sublicences) granted by Clause 4.1 (each a “Commercial Activities Sublicence”) to any one or more Third Parties for the purposes of any such Third Party undertaking Commercial Activities for or on behalf of Licensee (each a “Commercial Activities Sublicensee”) provided always:

4.2.1    Licensee shall ensure such Commercial Activities Sublicensee’s use of the Product is undertaken solely for undertaking Commercial Activities for or on behalf of Licensee;

4.2.2    The Commercial Activities Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, to the System, TheraPRO® Enhanced Know-How, Patent Rights (Lonza) and the Patent Rights (Third Party) other than for undertaking Commercial Activities for or on

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behalf of Licensee. Licensee agrees to ensure that such Commercial Activities Sublicensee shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to the Commercial Activities Sublicence; and

4.2.3    Licensee shall notify Lonza in writing within a period of [***] days of granting a Commercial Activities Sublicence under this Agreement.

Manufacturing Activities Licence:

4.3    Lonza hereby grants to Licensee on the Effective Date:

4.3.1    a non-exclusive licence under the System, TheraPRO® Enhanced Know-How, and the Patent Rights (Lonza) (with the right to sublicence, subject to Clause 4.4 below); and

4.3.2     a non-exclusive sublicence under the Patent Rights (Third Party) (with the right to sublicense, subject to Clause 4.4 below),

in each case Clause 4.3.1 and 4.3.2 to use, develop and manufacture Product (“Manufacturing Activities”) at Licensee’s premises located at 2001 Market Street, Suite 3915, Unit 15, Philadelphia, PA 19103 USA, or such other premises approved in writing by Lonza under the terms of this Agreement, such approval not to be unreasonably withheld, conditioned or delayed. The Parties acknowledge that “Manufacturing Activities” as defined in this Clause 4.3 includes all steps of the manufacturing process including, without limitation, fill/finish and packaging (subject always to Clause 5.2 below). It is agreed between the Parties that Lonza shall be considered to be reasonably withholding its consent if it holds good faith commercial concerns as to protection of its Intellectual Property Rights and confidentiality should Manufacturing Activities be carried out at Licensee’s proposed premises.

4.4    Subject to the provisions of this Clause 4.4 and the terms and conditions of this Agreement, Licensee shall be entitled to grant a sublicence to the rights (excluding the right to further sublicense) granted by Clause 4.3 (each a “Manufacturing Sublicence”) to any one or more Third Parties for the purposes of any such Third Party undertaking Manufacturing Activities at a facility owned or controlled by such Third Party(ies) for or on behalf of Licensee (each a “Manufacturing Sublicensee”) provided always:

4.4.1    Licensee shall ensure such Manufacturing Sublicensee’s use of the System, the TheraPRO® Enhanced Know-How and Lonza’s Intellectual Property Rights (subject always to Clause 4.6) is undertaken solely for undertaking Manufacturing Activities for or on behalf of Licensee;

4.4.2    The Manufacturing Sublicensee shall not, by virtue of this Agreement, be granted any right or licence, either express or implied, under any patent or proprietary right vested in Lonza or otherwise, to use the System, the TheraPRO® Enhanced Know-How, Lonza’s Intellectual Property Rights or the Product other than for undertaking Manufacturing Activities for or on behalf of Licensee. Licensee agrees to ensure that such Manufacturing Sublicensee

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shall not assign, transfer, further sublicense or otherwise make over the benefit or the burden of the rights granted to it pursuant to this Agreement;

4.4.3    Prior to the grant of any Manufacturing Sublicence pursuant to this Clause 4, subject to Clause 4.4.4 below, Licensee shall obtain the written consent of Lonza (such consent not to be unreasonably withheld, conditioned or delayed) to the grant of such sublicence. It is agreed between the Parties that Lonza shall be considered to be reasonably withholding its consent if it holds commercial concerns as to protection of its Intellectual Property Rights and confidentiality should Lonza’s Intellectual Property Rights be sub-licensed to the proposed Manufacturing Sublicensee. The Licensee shall notify Lonza in writing within a period of [***] days of granting each Manufacturing Sublicence under this Agreement;

4.4.4    Notwithstanding Clause 4.4.3, Lonza hereby grants its consent to the grant of a Manufacturing Sublicence by Licensee to:

(a)[***], provided that: (i) such consent shall extend only to the location of the [***]; and (ii) in the event that [***] intends to carry out Manufacturing Activities in any other location such location shall be subject to the prior written consent of Lonza in accordance with Clause 4.4.3; and/or

(b)[***], provided that: (i) such consent shall extend only to the location of [***] and in respect of the approved materials as set out in [***] (save as otherwise agreed in writing and as [***] may from time to time be updated and amended at the request of either Party); (ii) royalties shall be payable to Lonza under Clause 5 based on the relationship of such [***] with Licensee and the Manufacturing Activities being provided in accordance with Clause 5.3 and (iii) Lonza may give notice in writing to withdraw its consent to the appointment of [***] prior to the actual grant of any such Manufacturing Sublicence by Licensee, where it holds commercial concerns regarding confidentiality and/or the protection of its Intellectual Property Rights in relation to such entity; and

4.4.5    Within [***] days following termination of this Agreement or termination or expiry of Licensee’s arrangements with any such Manufacturing Sublicensee (whichever occurs earlier), Licensee shall confirm in writing to Lonza that Transfected Cell Lines and Licensed Know-How (including materials provided to Manufacturing Sublicensee relating directly or indirectly to the System or the TheraPRO® Enhanced Know-How) are destroyed and/or returned to Licensee.

General Licence Restrictions (Commercial Activities and Manufacturing Activities)

4.5    Any Manufacturing Sublicence or Commercial Activities Sublicence granted by Licensee shall be granted expressly subject to the terms of this Agreement, and it shall be Licensee’s responsibility to ensure the strict adherence by each Manufacturing Sublicensee and Commercial Activities Sublicensee hereunder to the terms and conditions of this Agreement. Licensee shall be responsible and liable for the acts or omissions of each Manufacturing Sublicensee and Commercial Activities Sublicensee herein and Licensee shall indemnify Lonza against all costs, expenses,

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claims, loss or damage incurred or suffered by Lonza, or for which Lonza may become liable arising out of any act or omission of any Sublicensee, including any product liability claim relating to Product manufactured, supplied or put into use by the Sublicensee, except in all instances if directly related to the gross negligence or wilful misconduct of Lonza.

4.6    Notwithstanding any other provision, Licensee shall not transfer the Cell Lines and/or Vectors and/or GS piggyBac® Materials to any Third Party without Lonza’s prior and express written consent (such consent not to be unreasonably withheld, conditioned or delayed), provided, however, that Licensee is allowed to transfer the Transfected Cell Lines to a Manufacturing Sublicensee for the purposes of and subject to Clause 4.4. It is agreed between the Parties that Lonza shall be considered to be reasonably withholding its consent if it holds commercial concerns as to protection of its Intellectual Property Rights and confidentiality should Lonza’s Intellectual Property Rights be transferred to the proposed recipient of such materials. Licensee shall not transfer any Licensed Know-How without prior written approval by Lonza, which shall only be granted to the extent strictly required for Manufacturing Activities.

4.7    Licensee hereby undertakes that it will neither reverse engineer nor make any modifications, adaptations or improvements to the System and/or the TheraPRO® Enhanced Know-How and/or Transfected Cell Lines (including for the avoidance of doubt but not by way of limitation, inserting alternate cell lines and/or vectors) without Lonza’s prior written consent, except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

4.8    Licensee shall use the System only in accordance with the licences granted under Clause 4, and shall not use, cause the use of or permit to be used the System for any purpose not directly authorised by this Agreement.

4.9    The TheraPRO® Enhanced Know-How may only be used in conjunction with the System and may not be used in conjunction with any other gene expression system or for any other purpose whatsoever.

4.10    If, on a country-by-country basis, any granted patents that form part of the Patent Rights (Lonza) or Patent Rights (Third Party) (including any re-issued patents and unexpired patents), subsequently expire or no longer contain a Valid Claim such Patent Rights (Lonza) or Patent Rights (Third Party) shall automatically fall outside the scope of this Agreement for that particular country and the provisions of Clauses 4.1 to 4.9 shall only apply in that particular country, with respect to granted patents, to those granted patents which contain a Valid Claim and form part of the Patent Rights (Lonza) or Patent Rights (Third Party) for as long as those granted patents remain in force.

4.11    Notwithstanding Clause 4.10, on a country-by-country basis, where no Valid Claim remains in force, the provisions of Clauses 4.1 to 4.9 shall continue to apply with respect to: (i) [***]; and (ii) [***].

4.12    No licence is granted save as expressly provided herein and no licence in addition thereto shall be deemed to have arisen or be implied by way of estoppel or otherwise.

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Additional Licensee Obligations

4.13    Licensee shall notify Lonza within [***] days of when Product changes its phase of clinical trial and/or when it is first offered for commercial sale.

4.14    Licensee shall obtain at its own expense all licences, permits and consents necessary for the provision of Product in the Territory.

4.15    Licensee acknowledges and agrees that the exercise of the licence granted to the Licensee under this Agreement is subject to all applicable laws, enactments, regulations and other similar instruments in the Territory, and the Licensee understands and agrees that it shall at all times be solely liable and responsible for such due observance and performance.

4.16    Licensee represents and warrants it has all the requisite authority and rights in Product to enter into this Agreement and exercise the rights being granted to it under this Agreement, other than any rights as may be required from Lonza.
5.    Payments

5.1    In consideration of the licences granted to Licensee pursuant to Clauses 4.1 and 4.3 above, and in consideration for the right to sublicence the rights granted by Clauses 4.1 and 4.3, pursuant to Clauses 4.2 and 4.4 respectively, Licensee shall pay Lonza as follows, subject to the adjustment as set forth in Clause 5.3 and Clause 5.6 (as applicable):

5.1.1    in respect of Product manufactured by Lonza, a royalty of [***] percent ([***]%) of Net Sales;

5.1.2    where [***] manufactures Product (whether for clinical or commercial purposes):

5.1.2.1    a payment of [***] ([***]) due annually during the course of this Agreement, and being first payable upon [***] and thereafter on each anniversary of such date; and

5.1.2.2    a royalty of [***] percent ([***]%) of Net Sales of Product;

5.1.3    where any person or entity other than [***] manufactures Product (whether for clinical or commercial purposes) (“[***]”):

5.1.3.1    a payment of [***] ([***]) [***] due annually during the course of such [***] (irrespective as to the years of manufacture), and being first payable on the commencement date of the relevant [***]; and

5.1.3.2    a royalty of [***] percent ([***]%) of Net Sales of Product.

5.2    For clarity: (i) the determination of which royalty rate under this Clause 5 applies to the Net Sales of Product shall be determined based on the applicable entity that manufactures the antibody (drug substance) contained in such Product, and shall not be determined based on the entity that manufactures any other component of the

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Product or that formulates, fills, finishes or packages the Product; and (ii) “Net Sales of Product” under this Clause 5 refers solely to Net Sales of the particular Product that is subject to the applicable sub-clause (such that, for example, as above a royalty of [***]percent ([***]%) shall apply in respect of Net Sales of any Product manufactured by Lonza, and a royalty of [***] percent ([***]%) shall apply in respect of Net Sales of any Product manufactured by [***], subject to the adjustments in Clause 5.3).

5.3    If, on a country-by-country basis, neither (i) the use, sale, offer for sale or import of the Product in a particular country (“Sales Country”) nor (ii) the manufacture and/or export for sale of the Product in the country of its manufacture (whether in the Sales Country or otherwise) (“Manufacture Country”) are covered by a Royalty Valid Claim (either because no patent or application was ever filed for any such country or the patent or application is no longer of effect) then in respect of sales in that Sales Country:

5.3.1    the royalties referred to in Clauses 5.1.1 and 5.1.2.2 shall be at the rate of [***] percent ([***]%) and [***] percent ([***]%) respectively of the Net Sales in that Sales Country; and

5.3.2    the royalties referred to in Clause 5.1.3.2 shall be at the rate of [***] percent ([***]%) of the Net Sales in that Sales Country.

5.4    Any royalty payments due under this Clause 5 shall be required in each country of the world on a country-by-country basis until the later of:

5.4.1    expiry of the last Royalty Valid Claim in that particular Sales Country;

5.4.2    expiry of the last Royalty Valid Claim in the Manufacture Country; and

5.4.3    ten (10) years from the First Commercial Sale of the Product in that particular Sales Country,

(the “Royalty Term”). For the avoidance of doubt, (i) upon expiration of a Royalty Term in any individual country, all other terms and conditions of this Agreement shall remain in full force and effect, and (ii) there should be no payments due hereunder pursuant to Clauses 5.1.2.2 or 5.1.3.2 in respect of that particular country.

5.5    The Royalty Term for a particular country shall end earlier than as set out in Clause 5.4 in the event that, and on the date upon such receipt by Licensee, Licensee receives either: (i) [***]; (ii) [***]; or (iii) [***].

5.6    [***]

5.6.1    In the event that, on a country-by-country basis: (i) [***]; (ii) [***]; and (iii) [***]:

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Product manufactured by Lonza (Clause 5.1.1)	Product manufactured by [***] (Clause 5.1.2.2)	Product manufactured by [***] (Clause 5.1.3.2)
[***]%	[***]%	[***]% [***]

5.6.2    In the event that, following the expiry of a Royalty Term in a country in the Approved Territory, a [***].

5.6.3    The [***] set out in Clauses 5.6.1 and 5.6.2 above shall be conditional on Licensee giving written notice to Lonza regarding [***].

5.7    The provisions of this Clause 5 shall remain in effect notwithstanding termination of this Agreement until the settlement of all subsisting claims by Lonza.

6.    Royalty Procedures

6.1    Licensee shall, and shall ensure that its Sublicensees shall, keep true and accurate records and books of account (including but not limited to easily accessible electronic database records) containing all data necessary for the calculation of royalties payable to Lonza and in accordance with accounting best practice.

6.2    Licensee shall prepare a statement in respect of each calendar quarter which shall show for the immediately preceding quarter details of the sales of Product on a country-by-country basis, including a full list of all of the permitted deductions which have been applied by Licensee when calculating the Net Sales from the gross sales, and the royalty due and payable to Lonza thereon. Such statement shall be submitted to Lonza within [***] days after the end of the calendar quarter to which it relates, together with a remittance for the royalties due to Lonza to which Lonza shall issue a receipted invoice in return.

6.3    The records and books of account referred to in Clause 6.1 shall, upon reasonable notice having been given by Lonza (which in no event shall be less than [***] days prior notice), be open at all reasonable times during regular business hours for inspection by independent auditors selected by Lonza and reasonably acceptable to Licensee. The audit shall take place where the Licensee maintains such records and books of account. In the event that a visit to a separate location is required for the purpose of conducting the audit, Licensee will reimburse Lonza for any additional costs reasonably incurred by the auditors as a result. The auditors shall be entitled to take copies as reasonably necessary in order for the auditor to carry out its audit effectively of Licensee’s records and books of account. Such independent auditors shall agree to maintain the confidentiality of the information and materials disclosed during the audit. Any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Licensee’s business. Lonza may perform an audit no more than [***]. Each audit shall begin upon the date specified by Lonza and shall be completed as soon as reasonably practicable. Lonza shall pay the costs of the independent auditors conducting such audit, unless the results of the audit reveal an underpayment of [***] percent ([***]%) or more by Licensee, in which

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case Licensee shall pay the reasonable costs of the independent auditors. If an audit concludes that an underpayment has occurred during the audited period, such underpayment shall be remitted by the Licensee to Lonza within [***] days after the date such auditor’s written report identifying the underpayment is delivered to the Licensee. If an audit concludes that an overpayment has occurred during the audited period, such overpayment shall be carried forward and offset against future amounts payable by Licensee to Lonza, or otherwise promptly refunded to Licensee if no additional payments are due at the time such audit is concluded or otherwise anticipated to become due to cover such amount. Receipt or acceptance by Lonza of royalty statements or payments due from Licensee pursuant to this Agreement shall not preclude Lonza from later questioning the accuracy or completeness of such statements. The Licensee shall procure that its Sublicensees shall grant rights directly to Lonza corresponding to those granted by the Licensee under this Clause 6.3.

6.4    All sums due under this Agreement:

    6.4.1    shall be paid in [***] to Lonza;

6.4.2    are exclusive of any value added tax or of any other applicable taxes, levies, imposts, duties and fees of whatever nature imposed by or under the authority of any government or public authority, which shall be paid by Licensee (other than taxes on Lonza’s income); and

6.4.3    shall be paid free and clear and without deduction for any present and future taxes imposed by any taxing authority. If Licensee is required by law to deduct or withhold taxes from sums due to Lonza under this Agreement, Licensee shall pay to Lonza such additional amounts as are necessary to ensure receipt by Lonza of the full amount which Lonza would have received but for the deduction or withholding, other than for payments related to Lonza’s income. If such additional amounts can be reduced or eliminated under local or treaty law, Lonza shall cooperate with Licensee in obtaining such deduction or exemption, it being understood that the primary responsibility for completion and timely filing of any applicable forms in this respect resides with Licensee and any withholding tax that could not be reduced or eliminated is to be born and paid by Licensee.

6.5    To the extent that Licensee reports Net Sales otherwise than in United States Dollars then royalty payments due to Lonza shall be first calculated in the local currency in which Net Sales are reported and then shall be converted to a United States Dollars value at the rate of exchange first published in the Financial Times (London) on the first business day after the relevant quarterly reporting period.

6.6    Where Lonza does not receive payment of any sum by the due date, interest shall accrue thereafter on the sum due and owing to Lonza at the rate of [***] percent ([***]%) per annum over the base rate from time to time of National Westminster Bank plc, interest to accrue on a day-to-day basis without prejudice to Lonza’s right to receive payment on the due date.

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7.    Liability and Warranties

7.1    Lonza warrants that the patents included in the Patent Rights (Lonza) and Patent Rights (Third Party) are the only patents that must be licensed or sub-licensed from Lonza and/or its Affiliates in order to operate the System in accordance with the terms of this Agreement.

7.2    Subject to Clause 7.1, Lonza gives no representation or warranty that the Patent Rights (Lonza) or Patent Rights (Third Party) which are patent applications will be granted or if granted will be valid nor that the exercise of the rights granted to Licensee hereunder will not infringe other patent rights or intellectual property rights vested in Lonza or any Third Party.

7.3    The Licensee hereby acknowledges: (i) this is a licence to the Licensed Know-How, Patent Rights (Lonza) and the Patent Rights (Third Party) and not to any other Lonza Intellectual Property Rights; and (ii) that in order to exploit the rights granted herein the Licensee may require licences under Lonza Intellectual Property Rights (other than those herein licensed) or under Third Party patent rights (including those vested in Affiliates of Lonza) that may be infringed by the use by the Licensee of the rights licensed herein. It is hereby agreed that it shall be the Licensee's responsibility to satisfy itself as to the need for such licences and if necessary to obtain such licences; provided that where any such Intellectual Property Rights vested in Lonza or its Affiliates would prevent the Licensee and its Sublicensees from operating the System as permitted by the terms of this Agreement, then such patent rights shall be automatically included within the Intellectual Property Rights licensed to Licensee hereunder.

7.4    Each Party (“Indemnifying Party”) shall indemnify and hold harmless the other Party and its Affiliates, and their respective officers, employees and agents (each an “Indemnified Party”) at all times in respect of any and all losses, damages, costs and expenses (collectively “Losses”) suffered or incurred as a result of any contractual, tortious or other claims or proceedings by Third Parties (collectively “Third Party Claims”) against Indemnified Party arising out of the Indemnifying Party’s breach of this Agreement, including breach of representations or warranties, violation of applicable law, negligence or wilful misconduct; provided that with respect to any Third Party Claim for which each Party is entitled hereunder to seek indemnification from the other Party, each Party as the Indemnifying Party shall indemnify the other Party for its Losses only to the extent of the Indemnifying Party’s relative responsibility for the facts underlying the Third Party Claim.

7.5    With respect to product liability claims or proceedings, the following shall apply: (a) except to the extent provided in (b) below, Licensee shall indemnify and hold harmless Lonza, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product, and (b) Lonza shall indemnify and hold harmless Licensee, its Affiliates and their respective officers, employees and agents at all times in respect of any and all losses, damages, costs and expenses suffered or incurred as a result of any tortious claims or proceedings of death or bodily injury relating to the Product to the extent such claims or proceedings result directly from defects in the Cell Lines, Vectors or GS piggyBac® Materials.

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7.6    Any condition or warranty other than those relating to title which might otherwise be implied or incorporated within this Agreement by reason of statute or common law or otherwise is hereby expressly excluded.

7.7    EXCEPT FOR EITHER PARTY’S BREACH OF CLAUSE 8 HEREOF SUBJECT TO CLAUSE 7.8, IN NO EVENT SHALL EITHER PARTY AND/OR THEIR RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, EMPLOYEES AND AGENTS WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT WHETHER IN CONTRACT IN TORT IN NEGLIGENCE OR FOR BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY LOSS OF PROFITS, OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES.

7.8    Nothing in this Agreement shall exclude or limit the liability of either Party for fraud or for death or personal injury caused by its negligence or for wilful or deliberate breach of this Agreement or for any other liability that may not be limited or excluded as a matter of law.

8.    Confidentiality

8.1    Licensee expressly acknowledges that Confidential Information disclosed by Lonza pursuant to this Agreement is supplied in circumstances imparting an obligation of confidence and Licensee shall keep such Confidential Information secure, secret and confidential and undertakes to respect Lonza’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose, cause or permit to be disclosed such Confidential Information to any Third Party other than its Sublicensee hereunder for use in accordance with and subject to the terms of this Agreement. Licensee shall procure that only its employees and employees of its Sublicensee hereunder shall have access to Confidential Information and then only on a need-to-know basis and that all such employees shall be informed of their secret and confidential nature and shall be subject to the same obligations as Licensee and its Sublicensee hereunder pursuant to this Clause 8.1.

8.2    Lonza expressly acknowledges and undertakes that any Confidential Information disclosed by the Licensee to Lonza pursuant to this Agreement is disclosed in circumstances imparting an obligation of confidence and Lonza shall keep such Licensee's Confidential Information secure, secret and confidential and undertakes to respect Licensee’s proprietary rights therein and to use the same for the sole purpose of this Agreement and not during the period of this Agreement or at any time for any reason whatsoever to disclose and/or cause and/or permit to be disclosed such Licensee's Confidential Information to any Third Party.

8.3    Each Party will restrict the disclosure of the terms of this Agreement to such officers, employees, professional advisers, finance-providers, and consultants of itself and its Affiliates (“Representatives”) who have been informed of the confidential nature of the same and who have a need to know such terms. Prior to disclosure to such persons, the Party in receipt of the Confidential Information shall bind its and its Affiliates’ Representatives to confidentiality and non-use obligations no less stringent than those set forth herein. The receiving Party shall notify the disclosing Party as

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promptly as practicable of any unauthorized use or disclosure. To the extent that either Party wishes to disclose any other Confidential Information to any of its Representatives, save as expressly permitted by this Clause 8, this shall be subject to obtaining the prior written consent of the other Party.

8.4    The obligations of confidence referred to in this Clause 8 shall not extend to any information which the receiving Party demonstrates:

8.4.1    is or shall become generally available to the public otherwise than by reason of a breach by the recipient Party of such information of the provisions of this Clause 8;

8.4.2    is known to the recipient Party of such information and is at its free disposal prior to its receipt from the other;

8.4.3    is subsequently disclosed to the recipient Party without obligations of confidence by a Third Party owing no such obligation of confidentiality to the disclosing Party; or

8.4.4    can be demonstrated by competent written evidence as having been independently developed by the recipient of the information in question without access to or use or knowledge of the information of the disclosing Party.

8.5    Notwithstanding the foregoing it is acknowledged between the Parties that Lonza or Licensee may be required to disclose Confidential Information and/or this Agreement to a government agency for the purpose of any statutory, regulatory or similar legislative requirement applicable to Licensee and/or the production of Product, or to a court of law or to meet the requirements of any Stock Exchange to which a Party may be subject. In such circumstances the disclosing Party will inform the other Party prior to disclosure being made as to the nature of the required disclosure, shall only make the disclosure to the extent legally required and shall seek to impose obligations of secrecy and/or confidential treatment wherever possible. Notwithstanding such disclosure such Confidential Information shall otherwise remain subject to this Clause 8.

8.6    Each Party expressly agrees that any breach or threatened breach of the undertakings of confidentiality provided hereunder by a Party may cause irreparable harm to the other Party (“Non-Breaching Party”) and that money damages may not provide a sufficient remedy to the Non-Breaching Party for any breach or threatened breach. In the event of any breach and/or threatened breach, then in addition to all other remedies available at law or in equity, the Non-Breaching Party shall be entitled to seek injunctive relief and any other relief deemed appropriate by the Non-Breaching Party.

9.    Intellectual Property Enforcement

9.1    Lonza hereby undertakes and agrees that at its own discretion and expense it will:

9.1.1    prosecute or procure prosecution of such of the Patent Rights (Lonza) which are patent applications diligently so as to secure the best commercial

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advantage obtainable, as determined by Lonza in its commercially reasonable discretion, and will pursue, as determined by Lonza in its commercially reasonable discretion, all necessary actions against any Third Party that Lonza reasonably believes is infringing, misappropriating or violating any Lonza Intellectual Property Rights; and

9.1.2    pay or procure payment of all renewal fees in respect of the Patent Rights (Lonza) for the full term thereof and in particular will procure such renewal of the registrations thereof as may be necessary from time to time so far as it is reasonable to do so with particular reference to Lonza’s commercial considerations.

9.2    Licensee shall promptly notify Lonza in writing of any infringement or improper or unlawful use of or of any challenge to the validity of the Patent Rights (Lonza) and/or Licensed Know-How. Lonza undertakes and agrees to take all such steps and proceedings and to do all other acts and things as may in Lonza’s sole discretion be necessary to restrain any such infringement or improper or unlawful use or to defend such challenge to validity and Licensee shall permit Lonza to have the sole conduct of any such steps and proceedings including the right to settle them whether or not Licensee is a party to them. Licensee shall have the right at its own cost and for its own benefit to initiate, prosecute and control the enforcement of the Patent Rights (Lonza) against infringement by a Third Party in the Territory if all of the following conditions are fulfilled (a) the product manufactured through the infringing activity is a competing product to the Product, (b) Lonza has not granted rights to Third Parties which prevent Lonza from granting such a right to enforce to Licensee, and (c) Lonza does not take steps to enforce its rights within [***] days of being requested to do so by Licensee.

10.    Term and Termination

10.1    This Agreement shall commence on the Effective Date and shall continue in full force and effect in each country of the world unless terminated earlier in accordance with the provisions of this Clause 10 or Clause 13.

10.2    Licensee may terminate this Agreement by giving [***] days’ notice in writing to Lonza.

10.3    Either Lonza or Licensee may terminate this Agreement forthwith by notice in writing to the other upon the occurrence of any of the following events:

10.3.1    if the other commits a material breach of this Agreement which is irremediable or (in the case of a breach capable of remedy) shall not have been remedied within [***] days of the receipt by the other of a notice identifying the breach and requiring its remedy; or

10.3.2    if the other is unable to pay its debts or enters into compulsory or voluntary liquidation (other than for the purpose of effecting a reconstruction or amalgamation in such manner that the company resulting from such reconstruction or amalgamation if a different legal entity shall agree to be bound by and assume the obligations of the relevant Party under this Agreement) or compounds with or convenes a meeting of its creditors or has

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a receiver or administrator appointed over all or any part of its assets or takes or suffers any similar action in consequence of a debt, or ceases for any reason to carry on business.

10.4     Without prejudice to any rights that have accrued under this Agreement or any of its rights or remedies, Lonza may terminate this Agreement immediately by giving written notice to Licensee if:

10.4.1    the Licensee contests the secret or substantial nature of the Licensed Know-How.

10.4.2    there is a change of control of Licensee (within the meaning of section 1124 of the Corporation Tax Act 2010) in circumstances where:

(a)[***]; or

(b)[***]; or

(c)[***].

10.5    If this Agreement is terminated for any reason any and all licences and sublicences granted hereunder shall terminate with effect from the date of termination and Licensee shall destroy (or otherwise procure the destruction of) all System Materials, Transfected Cell Lines, GS piggyBac® Materials and Product and all Confidential Information which is provided by Lonza (including all Know-How, all System Know-How, all GS piggyBac® Know-How and all TheraPRO® Enhanced Know-How Know-How) forthwith and shall certify such destruction immediately thereafter in writing to Lonza; provided, however, that the Licensee and its Sublicensees shall have the right to sell or otherwise dispose of all Product then on hand, subject to the payment of royalties and the other terms of this Agreement.

10.6    Termination for whatever reason of this Agreement shall not affect the accrued rights of the Parties arising in any way out of this Agreement as at the date of termination. The right to recover damages against the other and all provisions which are expressed to survive this Agreement shall remain in full force and effect.

10.7    The terms of Clauses 3, 4.5 to 4.9 (subject always to the consequences of termination in Clause 10.5), 5, 6, 7, 8, 10, 11, 12, 14, 15 and 16 shall survive termination of this Agreement for whatever reason.
11.    Assignment

11.1    Subject to Licensee’s rights to sublicence in accordance with Clause 4 and subject to Clause 11.2 below, neither Party shall be entitled to assign, transfer, charge or in any way make over the benefit and/or the burden of this Agreement without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

11.2    Lonza shall be entitled without the prior written consent of Licensee to assign, transfer, charge, sub-contract, deal with or in any other manner make over the benefit and/or burden of this Agreement: (i) to an Affiliate; (ii) to any joint venture company of which Lonza is the beneficial owner of at least fifty percent (50%) of the issued share

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capital thereof; (iii) to any company with which Lonza may merge; or (iv) to any company to which Lonza may transfer its assets and undertaking.

11.3    Licensee shall be entitled to assign, transfer, deal with or in any other manner make over the benefit and/or burden of this Agreement without the prior written consent of Lonza but on giving written notice: [***].

11.4    This Agreement shall be binding upon the successors and assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of its successors and assigns provided always that nothing herein shall permit any assignment by either Party except as expressly provided herein.
12.    Governing Law and Dispute Resolution

12.1    This Agreement shall be governed by and construed in accordance with the laws of England and Wales.

12.2    Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the London Court of International Arbitration (LCIA) Rules, which Rules are deemed to be incorporated by reference into this Clause, by a panel of three (3) arbitrators appointed in accordance with the said Rules. The seat, or legal place of arbitration shall be London, England and the arbitration shall be conducted in the English language. The arbitrator’s award shall be final and binding.
13.    Force Majeure

13.1    Neither Party shall be in breach of this Agreement if there is any total or partial failure of performance by it of its duties and obligations under this Agreement occasioned by any act of God, fire, act of government or state, war, civil commotion, insurrection, embargo, prevention from or hindrance in obtaining any raw materials, energy or other supplies, labour disputes of whatever nature and any other reason beyond the reasonable control of that Party. If that Party is unable to perform its duties and obligations under this Agreement as a direct result of the effect of one of the reasons set out in this Clause 13 such Party shall give written notice to the other of such inability stating the reason in question. The operation of this Agreement shall be suspended during the period (and only during the period) in which the reason continues. Forthwith upon the reason ceasing to exist the Party relying upon it shall give written notice to the other of this fact. If the reason continues for a period of more than [***] days and substantially affects the commercial basis of this Agreement the Party not claiming under this Clause 13 shall have the right to terminate this Agreement by giving [***] days written notice of such termination to the other Party.

14.    Illegality

14.1    If any provision or term of this Agreement or any part thereof shall become or be declared illegal, invalid or unenforceable for any reason whatsoever including but without limitation by reason of the provisions of any legislation or other provisions having the force of law or by reason of any decision of any Court or other body or authority having jurisdiction over the Parties or this Agreement (including the EC Commission or the European Court of Justice, to the extent applicable):

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1.1.1such provision shall, so far as it is illegal, invalid or unenforceable, be given no effect by the Parties and shall be deemed not to be included in this Agreement;

1.1.2the other provisions of this Agreement shall be binding on the Parties as if such provision was not included therein; and

14.1.3    the Parties agree to negotiate in good faith to amend such provision to the extent possible for incorporation herein in such reasonable manner as most closely achieves the intention of the Parties without rendering such provision invalid or unenforceable.

15.    Miscellaneous

15.1    This Agreement embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral and written agreements, representations, misrepresentations (where innocently or negligently made), understandings or arrangements relating to the subject matter of this Agreement (“Understandings”). Neither Party shall be entitled to rely on any Understandings which are not expressly set forth in this Agreement.

15.2    This Agreement shall not be amended, modified, varied or supplemented except in writing signed by duly authorised representatives of the Parties.

15.3    No failure or delay on the part of either Party to exercise any right or remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right or remedy under this Agreement preclude the exercise of any other right or remedy or preclude the further exercise of such right or remedy as the case may be. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

15.4    Except as required by law, the text of any press release or other communication to be published by or in the media whether of a scientific nature or otherwise and concerning the terms of this Agreement (or Lonza’s System and/or TheraPRO® Enhanced Know-How) shall require the prior written approval of both Parties. [***].

15.5    It is agreed and declared that the relationship between the Parties is on a principal-to-principal basis. Nothing contained in this Agreement shall constitute either Party as the legal representative and/or agent of the other Party, nor shall either Party have the right and/or authority to assume, create and/or incur any liability and/or obligation, express and/or implied in the name of or on behalf of the other Party.

15.6    Each of the Parties shall be responsible for its respective legal and other costs incurred in relation to the preparation of this Agreement.

15.7    The Parties do not intend that any term hereof should be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999, or by any other statute or common-law principle, by any person who is not a party to this Agreement.

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15.8    This Agreement may be executed in two (2) counterparts and by each Party on a separate counterpart, each of which when executed and delivered shall constitute an original, but both counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

16.    Notice

16.1    Any notice or other document to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered post or by a reputable overnight courier or by email to a Party or delivered in person to a Party at the address set out below for such Party or such other address as the Party may from time to time designate by written notice to the other:

Address of Lonza
Lonza Sales AG, Muenchensteinerstrasse 38 CH-4002, Basel, Switzerland

With a copy to:     Lonza Biologics Plc
                228 Bath Road, Slough, Berkshire SL1 4DX, UK
                E-mail: [***]
                For the attention of the Head of Legal Services

Address of Licensee
Context Therapeutics Inc.
2001 Market Street, Suite 3915, Unit 15, Philadelphia, PA 19103 USA
Attn: [***], SVP, Operations

With a copy to:     Context Therapeutics Inc.
2001 Market Street, Suite 3915, Unit 15
Philadelphia, PA 19103 USA
Email: [***]
                For the attention of the Chief Legal Officer

16.2    All such notices and documents shall be in the English language. Any such notice or other document shall be deemed to have been received by the addressee [***] days following the date of dispatch of the notice or other document by post or, where the notice or other document is delivered by hand, at the time of such delivery or if by email simultaneously with the transmission. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched.

[Signature Page Follows]

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AS WITNESS the hands of the duly authorised representatives of the Parties hereto

Signed for and on behalf of    /s/ Albert Pereda
LONZA SALES AG
    Associate General Counsel

Signed for and on behalf of    /s/ Kellie Crawford
LONZA SALES AG
    Global Head Business Development

Signed for and on behalf of    /s/ Martin Lehr
CONTEXT THERAPEUTICS INC.
    CEO

APPENDIX 1A

PATENT RIGHTS (LONZA)

[***]

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APPENDIX 1B

PATENT RIGHTS (THIRD PARTY)

[***]

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APPENDIX 2

VECTORS

[***]

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APPENDIX 3

GS piggyBac® Materials

[***]

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APPENDIX 4

[***]

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APPENDIX 5

[***]